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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 16, 2009

Maidenform Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014

State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485F US Hwy 1 South Iselin, NJ 08830
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, Maidenform Brands, Inc. (the “Company”), Maidenform, Inc. (the “Employer”), a wholly owned subsidiary of the Company, and Steven N. Masket, Executive Vice President, General Counsel and Secretary of the Company and the Employer, entered into a Separation Agreement (the “Agreement”).  The Agreement sets forth the terms and conditions of Mr. Masket’s retirement and resignation from the Company which, as previously disclosed by the Company in a Form 8-K filed by the Company on January 12, 2009, will be effective as of March 6, 2009 (the “Resignation Date”).

Under the Agreement, during the period prior to the Resignation Date (the “Transition Period”), Mr. Masket will assist in the transition of his duties and will continue to perform duties as requested by the Company’s Chief Executive Officer that are consistent with his previous duties.  During the Transition Period, Mr. Masket will continue to receive his base salary and will remain eligible to participate in the Employer’s employee benefit programs and arrangements.  On the Resignation Date, Mr. Masket will be entitled to receive payment of any accrued but unpaid base salary through the Resignation Date, payment for any unused vacation as set forth in the Agreement, and such vested benefits or rights which he may have accrued through the Resignation Date under any benefit plan.

The Agreement provides that in consideration for Mr. Masket’s agreement to waive and release any claims he may have against the Company, the Employer and other related parties, and subject to his not exercising his right to revoke the Agreement, Mr. Masket will be entitled to receive:

•	payment of an amount equal to $372,395, paid in installments over a period of 12 months from the Resignation Date; and

•
subject to his timely election of COBRA continuation under the Employer’s group health and dental plans, for a period ending on the earlier of 12 months following the Resignation Date or his becoming eligible for medical and dental benefits from a subsequent employer, the Employer will pay to him monthly payments in an amount equal to 100% of the premium for such COBRA coverage for the applicable month (the “COBRA Continuation Coverage”).

In addition, subject to Mr. Masket’s execution, delivery and non-revocation of an additional release, effective as of the Resignation Date, he will be entitled to receive:

•	the COBRA Continuation Coverage for an additional 6 months, subject to the conditions, qualifications and limitations set forth above; and

•
executive outplacement services up to a maximum of $10,000, which benefit will (i) subject to (ii), be provided for a period of not less than 3 months commencing on the Resignation Date, and (ii) will in any event cease on the earlier of the date Mr. Masket obtains subsequent employment and September 6, 2009.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and which is incorporated by reference into this Item 5.02.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibit:

10.1	Separation Agreement, dated January 16, 2009, among Maidenform, Inc., Maidenform Brands, Inc. and Steven N. Masket.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: January 16, 2009	By:	/s/ Christopher W. Vieth
Name: Christopher W. Vieth
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	Separation Agreement, dated January 16, 2009, among Maidenform, Inc., Maidenform Brands, Inc. and Steven N. Masket.